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                                                                     EXHIBIT 10A

INDEPENDENT AUDITORS' CONSENT

Homestead Funds, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 33-35788 our report dated February 11, 2000 appearing in the Homestead Funds, Inc. Annual Report to Shareholders for the year ended December 31, 1999 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Princeton, New Jersey
October 27, 2000